July 23, 1999

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Note to investors: Sol Trujillo,  Chairman, President and CEO of U S WEST (NYSE:
USW), will host a live teleconference call at 9:00a.m. MDT (11:00 a.m. EDT) today to discuss second quarter, 1999 results. U.S. participants should call 1-800-967-7141 by the scheduled start time. International callers should dial 719-457-2630. A replay will be available starting at noon MDT, through 6p.m. MDT on Friday, July 30 by calling 1-888-203-1112 and enter-ing confirmation number 726120. International callers can reach the replay at 719-457-0820.
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                U S WEST Second Quarter Earnings Rise 9.2 Percent

                 -- PCS Subscribers Up Five Fold Year Over Year;
                       Surpasses 50,000 DSL Subscribers --

DENVER - Riding a near 7 percent revenue growth rate, U S WEST (NYSE: USW) today announced second quarter diluted earnings per share of $.83, up $.07 or 9.2 percent from pro forma, normalized second quarter 1998 earnings.

Revenue growth increased to 6.7 percent during the quarter, driven primarily by the continued momentum of the company's growth products: PCS, data and Internet-related services. Also aiding the quarter's results were moderating growth in expenses, which fell to a normalized rate of 7.3 percent, from a first quarter growth rate of 8.9 percent. Quarterly results were partially offset by increasing investment in growth areas.

As announced earlier this week, U S WEST has entered into a merger agreement with Qwest Communications International.

"We had an exciting quarter at U S WEST," said Sol Trujillo, president and CEO. "In addition to announcing our merger with Qwest, we've also announced quarterly results that show clear operational momentum. And the strength of those results underscores our desire to link up with a partner that can help broaden the scale and scope of our offerings.

"I'm particularly pleased with the progress of our growth initiatives," he added. "Those initiatives -- coupled with quarterly sales of nearly 250,000 additional Caller ID and voice messaging features -- are now driving much of the revenue growth in our business."

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


U S WEST Second Quarter Earnings - Page 2

The following are key product and service highlights from U S WEST's growth businesses:

Growth Product Highlights


------------ ------------------------------ ------------------- -----------------------------------------------
Division    Revenues (comparisons are      Key Product         Subscriber/Penetration Levels
             Q299 over Q298)
------------ ------------------------------ ------------------- -----------------------------------------------
------------ ------------------------------ ------------------- -----------------------------------------------
Data         o    $410 million, up 37   o        U S        o        To date, total of 225,000, up almost
                  percent                        WEST.net            23,000 for the quarter and 380 percent
                                                                     over 2Q98 totals.
             o    !NTERPRISE data
                  revenues were $203        o    MegaBit    o        Added nearly 14,000 for the quarter.
                  million for the                (DSL)               To date at 50,000 total.
                  quar-ter, up 67 percent.       services
------------ ------------------------------ ------------------- -----------------------------------------------
------------ ------------------------------ ------------------- -----------------------------------------------
PCS          o    ARPU of $58.              o    Advanced       o    Added nearly 65,000 during the
                                                 PCS                 quarter for a total of almost 285,000.
             o    Total quarterly
                  revenue of  $57                               o    Now has a weighted average
                  million, up 250 percent.                           penetration of 2.2 percent.

                                                                o    50 percent of users now subscribe to
                                            o                        at least one of the product's integrated
                                                 Integrated          features
                                                 features
------------ ------------------------------ ------------------- -----------------------------------------------
------------ ------------------------------ ------------------- -----------------------------------------------
Dex          o    E-Commerce-related        o    Internet       o    Has sold web sites to nearly 6,000
                  revenues grew to nearly        Yellow Pages        small businesses since the service was
                  $5 million.                                        introduced in 1998.
             o    Represents a 53           o
                  percent increase in            E-Commerce    o     Year to date, Dex has sold nearly
                  Internet, audio and                                21,000 Internet advertising items, which
                  database marketing                                 also include Web site and e-mail links
                  services.                                          and local banner ads.
------------ ------------------------------ ------------------- -----------------------------------------------

Total "growth subscribers" (customers for the company's PCS, DSL and Internet access service) were up more than 100,000 for the quarter -- almost double second quarter 1998 -- and now total 550,000. Investment in growth initiatives negatively impacted EPS by $0.17 for the quarter versus $0.10 for second quarter, 1998.

U S WEST Dex, the company's directory and Internet Yellow Pages business, continued its strong performance in the second quarter, with double-digit net income growth. Dex grew revenues at 7.4 percent compared to second quarter last year, led by top-line growth in Internet advertising and audio services as well as healthy print Yellow Pages results. Additionally, the company's Internet Yellow Pages site (http://uswestdex.com) experienced tremendous usage growth during the quarter, up more than 23 percent over the first quarter.

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


U S WEST Second Quarter Earnings - Page 3

During the quarter, the company saw continuing impacts from competition in its local telephony business in both line growth and pricing. It now has re-sold nearly 475,000 lines to competitors, up from 444,000 lines at the end of first quarter.

During the quarter, U S WEST announced an agreement to sell 530,000 (about 3 percent of its total access lines) access lines throughout its region to Citizen's Utilities.

Other second quarter highlights include:

Volumes and Penetration:

o Residential subscriber levels at the end of the quarter for the company's most popular custom calling features continued to grow, with Caller ID and Call Waiting both now at 37 percent penetration and Voice Messaging now at 20 percent penetration (tops in the industry).

o So far this year, the company has signed up 120,000 customers -- most of them during the second quarter -- for several of its new privacy-related custom-calling features, including Caller ID with Privacy Plus and No Solicitation.

o Sales of the company's bundled "Custom Choice" package for residential customers surpassed 910,000 during the quarter.

o The addition of 510,000 access lines over the past 12 months for a growth rate of 3.1 percent. On a "voice-grade-equivalent" basis, business access line growth was 14.2 percent.

o On the small business side, total access lines equipped with Centrex 21 services grew to 492,000, a 63 percent year-over-year increase.

Sales and Revenues:

o An 18.8 percent increase compared with second quarter 1998 in private line and special access revenues, which totaled $291 million - a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

o During the quarter, consumer revenues from vertical services increased by more than 17 percent, compared to second quarter 1998.

o Frame Relay revenues increased by nearly 38 percent quarter-over-quarter and ISDN revenues jumped by 73 percent quarter-over-quarter.

o Toll revenues dropped by 22 percent during the quarter, driven partially by five states moving to 1+ pre-subscription during the first quarter and Iowa moving to 1+ pre-subscription in April.

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


U S WEST Second Quarter Earnings - Page 4

Costs and Margins:

o Absorbed approximately $117 million in expenses related to interconnection, number portability and Year 2000 compliance during the quarter. To date, the company has spent $200 million in expense and capital on Y2K. It expects to spend another $75 million during the balance of 1999.

o Capital expenditures were up 21 percent during the second quarter, rising from $809 million in second quarter to $981 million this quarter. For the year, capital expenditures are up 33 percent at $1.8 billion. Full-year capital expenditures are now expected to be approximately $4.0 billion.

o Employee-related expenses grew by 7.9 percent during the quarter, due in large part to efforts related to keeping up with service demands. These expenses include the addition of 400 employees during the quarter and nearly 2,200 since second quarter, 1998 -- more than 1,100 of which have been added specifically to keep up with service demands.

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and year 2000 remediation); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) a change in economic conditions in the various markets served by U S WEST's operations;
(vii) higher than anticipated start-up costs associated with new business opportunities; (viii) delays in U S WEST's ability to begin offering interLATA long-distance services; (ix) consumer acceptance of broadband services, including telephony, data and wireless services; (x) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and (xi) timing and completion of the recently announced merger with Qwest Communications International Inc. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                                                - ### -

Further   information:   Larry  Thede,   303-896-3550;   Martha  Daniele  Paine,
303-896-5706; Kent Evans, 303-896-3096.

NOTE:  This  release  and the  financial  statements  will be  available  on the
Internet   after  7  a.m.   (MDT)  by  accessing  U  S  WEST's   Internet  site:
www.uswest.com.